Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Investors Real Estate Trust (the “Company”) on Form 10-Q for the quarter ended January 31, 2016, as filed with the Securities and Exchange Commission on the date hereof, (the “Report”), I, Ted E. Holmes, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ted E. Holmes
Ted E. Holmes
Executive Vice President and Chief Financial Officer
March 10, 2016

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is furnished, and shall not be deemed filed, as provided by Rule 13a-14(b) promulgated under the Securities Act of 1934 and Item 601(b) (32) (ii) of Regulation S-K.